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EXHIBIT 99.1
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                                                           PRESS RELEASE
                                                           -------------
                                                           For Immediate Release


                       INTERNATIONAL AMERICAN HOMES, INC.
               SHAREHOLDERS APPROVE 1 FOR 500 REVERSE STOCK SPLIT


Tampa, Florida -- November 16, 1999 --- International American Homes, Inc. (OTC:IAHM) announced today that at its annual meeting held today, its stockholders had approved proposals to amend the Restated Certificate of Incorporation (a) to effect a 1 for 500 reverse stock split and to provide that $5.40 per pre-reverse split share be paid in lieu of issuing fractional shares to any stockholder, who, following the reverse stock split, would hold of record less than one share of Common Stock in any discrete account, and (b) to reduce the Company's authorized capital stock to 11,000 shares, of which 10,000 are to be Common Stock and 1,000 shares are to be Preferred Stock.

The Company also announced that immediately following the annual meeting it filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to implement the reverse stock split and the reduction in authorized capital stock and that it is filing a Form 15, Certification and Notice of Termination of Registration, with the Securities and Exchange Commission, the effect of which will be to terminate the Company's continuing disclosure obligations under the Securities Exchange Act of 1934.

                                     CONTACT
                    Robert I. Antle, Chief Financial Officer
                               Tel. (813) 664-1100
                               Fax (813) 622-6813